Exhibit 10.1
Form of
Global Traffic Network, Inc.
Restricted Stock Agreement
     This Restricted Stock Agreement (this “Agreement”) made effective as of ___, is by and between Global Traffic Network, Inc., a Nevada corporation (the “Company”), and ___(the “Director”).
Background
     A. Director is serving as a member of the Board of Directors of the Company (the “Board”) and is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) and the Company desires to award Director for his or her services to the Company; and
     B. The Company has adopted the 2005 Stock Incentive Plan (the “Plan”) pursuant to which shares of common stock, $.001 par value, of the Company have been reserved for issuance under the Plan.
     Now, Therefore, the parties hereto agree as follows:
     1. Grant of Stock. Subject to the terms and provisions of this Agreement and the Plan, the Company hereby grants to Director ___(___) shares of the Company’s common stock (such shares are referred to hereinafter as the “Shares”). Upon the execution of this Agreement, the Shares shall be registered on the books of the Company, and the Company shall cause the transfer agent and registrar of its common stock to issue one or more certificates in Director’s name evidencing the Shares (the “Stock Certificate”). Director shall immediately thereafter deposit with the Company, together with a stock power endorsed in blank by Director, the Stock Certificate to be held by the Company until such time as the restrictions set forth herein and under the Plan have lapsed pursuant to paragraph 4 of this Agreement. The Stock Certificate shall bear a legend in substantially the following form:
The transferability of this certificate and the shares of common stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2005 Stock Incentive Plan of Global Traffic Network, Inc. (the “Company”), and an agreement entered into between the registered owner and the Company. A copy of the 2005 Stock Incentive Plan and the agreement is on file in the office of the secretary of the Company.
     2. Rights of Director. Upon the execution of this Agreement and issuance of the Shares, Director shall become a stockholder with respect to the Shares and shall have all of the rights of a stockholder with respect to the Shares, including the right to vote the Shares and to receive all dividends and other distributions paid with respect to the Shares; provided, however, that the Shares shall be subject to the restrictions set forth in paragraph 3 of this Agreement.
     Notwithstanding the preceding paragraph, the Company’s compensation committee may, in its discretion, instruct the Company to withhold any stock dividends or stock splits issued on or with respect to Shares that are subject to the restrictions provided for in paragraph 3 of this Agreement, which stock dividends or splits shall also be subject to the restrictions provided for in paragraph 3 of this Agreement.
     3. Restrictions. Director agrees that, in addition to the restrictions set forth in the Plan, at all times prior to the vesting of the Shares as contemplated by paragraph 4 hereof:

     (a) Director shall not sell, transfer, pledge, hypothecate or otherwise encumber the Shares; and
     (b) In the event that Director ceases to be either a member of the Company’s Board of Directors (for any reason or no reason, and regardless of whether ceasing to be a member of the Company’s Board of Directors is voluntary or involuntary on the part of Director) or employed by or engaged as a consultant to the Company, then, subject to paragraphs 4 and 5 hereof, Director shall, for no consideration, forfeit and transfer to the Company all of the Shares that remain subject to the restrictions set forth in this paragraph 3.
     4. Lapse of Restrictions. The restrictions set forth in paragraph 3 shall lapse ratably over a period of three (3) years in equal annual installments, beginning on the one-year anniversary of the date of this Agreement and continuing on each subsequent anniversary date (the “Vesting Date”) until the restrictions have lapsed with respect to all of the Shares, as set forth in the following schedule:

No. of Shares	Date of Lapse
One Year Anniversary of this Agreement
Two Year Anniversary of this Agreement
Three Year Anniversary of this Agreement
Upon request of Director at any time after the date that the restrictions set forth in paragraph 3 of this Agreement have lapsed with respect to any of the Shares, and such Shares have become vested, free and clear of all restrictions, except as provided in the Plan, the Company shall remove any restrictive notations placed on the books of the Company and the Stock Certificate(s) in connection with such restrictions.
     5. Accelerated Lapsing of Restrictions. Notwithstanding the foregoing, restrictions set forth in paragraph 3 shall lapse in their entirety on an accelerated basis upon (i) a Change of Control (as defined below); or (ii) Director ceasing to serve as a member of the Board prior to the three year anniversary of the date of this Agreement for a reason other than death, disability, or Director’s voluntary resignation (which shall include without limitation Director’s voluntary election not to stand for re-election to the Board). For purposes of this Section 5, a “Change in Control” shall mean (a) any merger, consolidation, reorganization or other business combination where the individuals or entities who constituted the Company’s stockholders immediately prior to the combination will not immediately after the combination own at least 50% of the voting securities of the business resulting from the combination; (b) the sale, lease, exchange or other transfer of all or substantially all the assets of the Company to any individual, entity or group not affiliated with the Company; (vi) the liquidation or dissolution of the Company; or (vii) the occurrence of any other event by which the Company no longer operates as an independent public company
     6. Copy of the Plan. By the execution of this Agreement, Director acknowledges receipt of a copy of the Plan, the terms of which are hereby incorporated herein by reference and made a part hereof by reference as if set forth in full.
     7. Continuation of Service as Director. Nothing contained in this Agreement shall be deemed to grant Director any right to continue to serve as a member of the Company’s Board of Directors for any period of time, nor shall this Agreement be construed as giving Director, Director’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.
     8. Withholding of Tax. To the extent that the receipt of the Shares or the lapse of any restrictions thereon results in income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its withholding obligation under applicable tax laws or regulations, and, if

Director fails to do so, the Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income.
     9. Section 83(b) Election. Director understands that Director shall be responsible for his or her own federal, state, local or foreign tax liability and any of his other tax consequences that may arise as a result of transactions in the Shares. Director shall rely solely on the determinations of Director’s tax advisors or Director’s own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters. Director understands that Section 83 of the Internal Revenue Code of 1986, as amended, (the “Code”) taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. Director understands that Director may elect to be taxed at the time the Shares are received rather than when and as the restrictions on the Shares lapse or expire by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of the acquisition. In the event Director files an election under Section 83(b) of the Code, such election shall contain all information required under the applicable treasury regulation(s) and Director shall deliver a copy of such election to the Company contemporaneously with filing such election with the Internal Revenue Service. DIRECTOR ACKNOWLEDGES THAT IT IS DIRECTOR’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(B) OF THE CODE, EVEN IF CONSULTANT REQUESTS THAT THE COMPANY OR ITS REPRESENTATIVES MAKE THIS FILING ON DIRECTOR’S BEHALF.
     10. General.
     (a) This Agreement may be amended only by a written agreement executed by the Company and Director.
     (b) This Agreement and the Plan embody the entire agreement made between the parties hereto with respect to matters covered herein and shall not be modified except in accordance with paragraph 9 of this Agreement.
     (c) Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.
     (c) Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.
     (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.
     (e) This Agreement, in its interpretation and effect, shall be governed by the laws of the State of New Nevada applicable to contracts executed and to be performed therein.

     In Witness Whereof, the parties have executed this Restricted Stock Agreement to be effective as of the date first set forth above.

DIRECTOR:

Name:

GLOBAL TRAFFIC NETWORK, INC:
By:
Name:
Title:

4